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                                                                    EXHIBIT 4.23

                          REGISTRATION RIGHTS AGREEMENT
                                  COMMON STOCK
                                  ------------

     This Registration Rights Agreement (the "Agreement") is made and entered into on January 11, 2005, by and between Raptor Networks Technology, Inc., a Colorado Corporation (the "Company"), and Palisades Capital, LLC, a Nevada limited liability company (the "Shareholder"), relating to registration of shares of the Company's common stock (the "Common Stock").

     The parties hereby agree as follows:

     1. Definition of Registrable Securities.

     "Registrable Securities" means any shares of Common Stock now owned by the Shareholder, as well as the 975,000 shares to be issued to Shareholder pursuant to Mutual Release and Settlement Agreement between the parties hereto.

     2. Piggyback Registration.

          (a) Each time, prior to the Termination Date, as hereinafter defined, that (i) there is not a registration statement covering all of the Registrable Securities and (ii) the Company shall propose the registration under the Securities Act of 1933, as amended (the "Act"), of any shares of Common Stock of the Company (other than registrations on Forms S-4, S-8 or any similar or successor forms thereto), notice of such proposed registration stating the total number of shares proposed to be the subject of such registration shall be given by the Company to the Shareholder. Unless, within ten days after receipt of the notice, the Shareholder shall request in writing that the Registrable Securities not be included in such proposed registration statement (an "Exclusion Request"), the Company will automatically include in the registration statement filed with the Commission, as hereinafter defined, with regard to such proposed registration all or any part of such Registrable Securities such holder did not request to be excluded from registration, subject to customary underwriter cutbacks applicable to all holders of registration rights.

          (b) All Registration Expenses, as hereinafter defined, incident to the performance of or compliance with this Agreement by the Company, whether or not any Registrable Securities are sold pursuant to a registration statement filed pursuant to this Agreement under the Act, will be paid by the Company.

          (c) Notwithstanding anything to the contrary in this Section 2, the Shareholder shall not be entitled to include in any registration statement filed pursuant to this Section 2 such number of Registrable Securities as are demanded not to be included, in writing, by the selling shareholders listed in such registration statement (excluding the Shareholder) in the event such registration statement is being filed pursuant to the exercise by such selling shareholders of demand registration rights granted after the date hereof, or pursuant to registration rights granted to such selling shareholders in connection with a financing completed after the date hereof or otherwise;


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PROVIDED, HOWEVER, that in the event any of Shareholder's Registrable Securities were not excluded from registration pursuant to an Exclusion Request in accordance with this Section 2 ("Requested Registrable Securities") and, accordingly, are to be included in such registration statement, but were not so included, then the Company shall, as promptly as practicable following the filing of such registration statement, but in any event not more than ninety
(90) days following the effectiveness of such filing, file an additional registration statement registering the Requested Registrable Securities and use the Company's reasonable best efforts to cause such registration statement to be declared effective within sixty days thereafter; and PROVIDED FURTHER, HOWEVER, that the Company shall not be required to file more than one registration statement on behalf of the Shareholder pursuant to this Section 2(c) (other than for purposes of keeping the registration statement current and effective for a period not to exceed one (1) year from the date the registration statement is first declared effective) without regard to the number of shares constituting the Requested Registrable Securities.

          (d) The piggyback registration rights provided in this Section 2 may be exercised by the Shareholder from time to time in accordance with the provisions of this Section 2 with respect to any or all registrations under the Act of Common Stock of the Company proposed under this Section 2, except for registrations of common stock on Forms S-4, S-8 or any similar or successor forms thereto.

     3. Registration Procedures. In connection with each registration of Registrable Securities provided for in Section 2 hereof, the Company shall as expeditiously as possible:

          (a) furnish to the Shareholder, prior to filing a registration statement or amendments thereto with the Commission, copies of such registration statement and amendments as proposed to be filed and all exhibits thereto, and thereafter furnish such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and amendments thereto (including each preliminary prospectus) and such other documents as such holder may reasonably request;

          (b) use its reasonable best efforts to register or qualify the Registrable Securities included in any registration statement filed in accordance with Section 2 hereof under such securities or blue sky laws of such jurisdictions as Shareholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; PROVIDED, HOWEVER that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b),
(ii) subject itself to taxation in any such jurisdiction by reason of such registration or qualification of any Registrable Securities, or (iii) consent to general service of process in any such jurisdiction;



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          (c) notify Shareholder, at any time when a prospectus relating to the
Registrable Securities is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (d) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

          (e) use its reasonable best efforts to keep the registration statement effective and properly updated as required by applicable law, so that the Shareholder may freely sell the Registrable Securities in open market transactions prior to the Termination Date; and

          (f) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission (the "Commission").

          (g) The Company may require, as a condition to its obligations under this Agreement, that the Shareholder furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing. The Shareholder agrees to furnish to the Company a completed selling security holder questionnaire (in the form to be provided by the Company as described in Section 6(a), at least five trading days prior to the filing of a registration statement or any related prospectus or any amendment or supplement thereto covering Registrable Securities.

     4. Registration Expenses.

          Registration Expenses shall be borne as set forth in Section 2. "Registration Expenses" shall consist of all expenses incurred by the Company incidental to the Company"s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company"s officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of such securities on each securities exchange on which similar securities issued by the Company are then listed, all fees payable to the National Association of Securities Dealers, Inc. (the "NASD") and fees and disbursements of counsel for the company and of its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liabilities insurance (if the Company elects to obtain such insurance), and the reasonable fees and expenses of any special experts retained by the Company in connection with any registration of Registrable Securities.


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     5. Indemnification; Contribution.

          (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the fullest extent permitted by law, the Shareholder , its officers and directors and each person who controls the Shareholder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses ("Losses") caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse all legal or other expenses reasonably incurred by the Shareholder in investigating or defending any claims relating to or arising from such untrue statements or omissions, in all cases except insofar as such Losses are caused by (i) statements or omissions made in reliance upon or contained in any information with respect to the Shareholder furnished in writing to the Company by the Shareholder expressly for use therein or (ii) the Shareholder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished the Shareholder with a sufficient number of copies of the same, but only if delivery of same is required by law and if delivery would have cured the defect giving rise to any such Losses. Such indemnification shall be effective irrespective of any investigation by the Shareholder.

          (b) INDEMNIFICATION BY THE SHAREHOLDER. The Shareholder agrees to indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each person who controls the Company (within the meaning of the Act) against all Losses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Shareholder will reimburse all legal or other expenses reasonably incurred by the Company or such other indemnified party in investigating or defending any claims relating to or arising from such untrue statements or omissions, in all cases insofar as such Losses are caused by (i) statements or omissions made in reliance upon or contained in any information with respect to the Shareholder furnished in writing to the Company by the Shareholder expressly for use therein or (ii) the Shareholder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished the Shareholder with a sufficient number of copies of the same, but only if delivery of same is required by law and if delivery would have cured the defect giving rise to any such Losses. Such indemnification shall be effective irrespective of any investigation by the Company. Notwithstanding the foregoing, any indemnification obligation by Shareholder shall be limited to the gross proceeds received by the Shareholder upon sale of any of the Registrable Securities so included in the registration statement that is alleged to contain the statements or omissions described in this Section 5(b).


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          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a party entitled to indemnification hereunder will not relieve the indemnifying party of its obligations under this
Section 5 unless the indemnifying party is actually prejudiced thereby.

          (d) CONTRIBUTION.

               (i) If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to herein (other than by reason of the indemnification cap contained in Section 5(b)), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute (on the basis of relative fault) to the amount paid or payable by such indemnified party as a result of such Losses. The relative fault of such indemnifying and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by the indemnified party in connection with any investigation or proceeding.

               (ii) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (iii) If indemnification is available under this Section 5, then the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and 5(b) without regard to the relative fault of said indemnifying party or indemnified party.

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     6. Participation in Underwritten and Demand Registrations.

          (a) No record owner of Registrable Securities may participate, pursuant to Section 2 hereof, in any underwritten offering of Common Stock of the Company pursuant to a Registration Statement filed in accordance with
Section 2 hereof, unless such owner completes and executes all questionnaires, indemnities, underwriting agreements and such other documents reasonably required under the terms of customary underwriting arrangements.

          (b) No record owner of Registrable Securities may participate, pursuant to Section 2 hereof, in any offering of Common Stock of the Company, notice of which is given pursuant to Section 2 hereof, unless such owner, upon the written request of the holders of a majority of the shares being included in such registration statement, agrees to sell its Registrable Securities only pursuant to a lock-up agreement which provides for a maximum lock-up period of six months from the date of the effectiveness of such registration statement, provided, however, that the officers and directors of the Company are subject to the same lock-up agreement.

     7. Rule 144.

          The Company covenants that it will timely file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder, and it will take such further action as the Shareholder may reasonably request, all to the extent required from time to time to enable the Shareholder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Shareholder, the Company will deliver to the Shareholder a written statement as to whether it has complied with such requirements.

     8. Termination.

          This Agreement shall terminate on the second anniversary of the date hereof ("Termination Date"). The provisions of Section 5 hereof shall survive such termination.

     9. Miscellaneous.

          (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the record owners of Registrable Securities in this Agreement.

          (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Shareholder.

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          (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing and be by hand-delivery, certified mail, return receipt requested, telecopy or U.S. nationally recognized overnight courier service:


             (i) if to the Shareholder:

                    Palisades Capital, LLC
                    2224 Main Street
                    Santa Monica, California 90405
                    ATTN: Reid Breitman
                    Tel.: (310) 396 4400
                    Fax:_(310) 396 3291

                    or such other address given by the Shareholder to the Company in writing, with a copy to:

                    Brian Corrigan, Esq.
                    201 Santa Monica Blvd., Suite 475
                    Santa Monica, California 90402

             (ii) if to the Company:

                    Raptor Networks Technology, Inc.
                    1241 E. Dyer Road, Suite 150
                    Santa Ana, California 92705
                    Tel: 949 623 9300
                    Fax: 949 623 9400

                    or such other address given to the Shareholder by the Company in writing, with a copy (which shall not constitute notice) to:

                    Thomas J. Crane, Esq.
                    Rutan & Tucker, LLP
                    611 Anton Blvd., Suite 1400
                    Costa Mesa, California 92626

          All such notices and communications shall be deemed to have been duly given and effective as of the earliest of: (i) when delivered by hand, if personally delivered; (ii) four business days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt is acknowledged, if telecopied;
(iv) the next business day, if timely delivered to a U.S. nationally recognized overnight courier service; or (v) upon actual receipt by the party to whom such notice is being given.

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          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

          (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. If any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

          (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within that state, without giving effect to conflicts of laws principles. The parties hereby agree to waive trial by jury with respect to any dispute hereunder, and shall permit the dispute to be resolved by bench trial.

          (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Company and the Shareholder shall be enforceable to the fullest extent permitted by law.

          (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a completed and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (j) COMPLIANCE. The Shareholder covenants and agrees that it will comply with the prospectus delivery requirements of the Act, as applicable to it in connection with sales of Registrable Securities included by the Company in a registration statement; provided that upon the effectiveness of any registration statement, the Company provides a summary of such prospectus delivery requirements to the Shareholder

          (k) DISCONTINUED DISPOSITION. The Shareholder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), the Shareholder will forthwith discontinue disposition of Registrable Securities under the registration statement (so long as such Registrable Securities have, in fact, been registered under such registration statement) until the Shareholder's receipt of the copies of the supplemented prospectus and/or amended registration statement and/or is advised in writing by the Company that

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the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement. The Company shall use its best efforts to file such supplemented prospectus and/or amended registration statement as soon as reasonably possible, and shall promptly provide such copies and/or advice as soon as reasonably possible to Shareholder. This provision shall have no effect on any disposition of Registrable Securities under an exemption from registration requirements, including, without limitation, dispositions exempt under Section 4(1) or 4(2) of the Act, or similar provisions concerning exemptions from registration under the Act, or Rule 144 promulgated under the Act.

          (l) AGREEMENT NOT DRAFTED BY EITHER PARTY. In the event of any disagreement hereunder, this Agreement shall not be construed as having been drafted by either party.

          (m) CAPTIONS. The headings of sections of this Agreement are intended solely for convenience of reference and are not intended and will not be deemed for any purpose whatever to modify or explain or place any construction upon any of the provisions of this Agreement. (n) AUTHORITY TO SIGN. Each of the individuals whose signature appears below hereby represents and warrants that he or she has actual authority to enter into this Agreement on behalf of the entity on whose behalf he or she signs this Agreement and does so to the fullest extent of his or her authority as an officer of such entity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                       Raptor Networks Technology, Inc.


                                       By: /s/ Thomas Wittenschlaeger
                                           -------------------------------------
                                           Name: Thomas Wittenschlaeger
                                           Title: President and CEO

                                       Palisades Capital, LLC


                                       By: /s/ Reid Breitman
                                           -------------------------------------
                                           Name: Reid Breitman
                                           Title: President